SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2009

DESCANSO AGENCY INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

42016 North Anthem Heights Drive Anthem, AZ 85086
(Address of principal executive offices)
(623) 221-5546
(Registrant’s Telephone Number)

4203 Genessee Avenue, Suite 103 #510, San Diego CA 92117

(Former name or former address, if changed since last report)

Copy of all Communications to:

Luis Carrillo

Carrillo Huettel, LLP

501 W. Broadway, Suite 800

San Diego, CA 92101

phone: 619.399.3090

fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Descanso Agency Inc.

From 8-K

Current Report

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2008, the Board of Directors of Descanso Agency Inc. (the “Company”) nominated Mr. Joel Franklin to become the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director. On September 14, 2008, Mr. Franklin accepted the appointment, and Mr. Raul Getino, the Company’s former Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director resigned. The resignation did not involve any disagreement with the Company.

Mr. Franklin, age 36, is a former professional athlete who was drafted by the Cincinnati Reds in 1993.  During his time playing professional baseball, Mr. Franklin developed a strong work ethic, a strong drive for success and the ability to succeed under pressure. Thereafter, Mr. Franklin worked in various contracting fields, and became certified in diagnosing, repairing, and installing HVAC electrical units. During the last five years, Mr. Franklin has been the owner/operator of a very successful contracting company which excels in building and maintaining strong positive relationships with potential and current clients, builders, vendors and suppliers. Mr. Franklin effectively manages all aspects of projects from inception to completion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

September 17, 2009

Descanso Agency Inc.

By: /s/ Joel Franklin

Joel Franklin

President & CEO

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